John A. Geddes
Chartered Accountant
Placa Rouppe 16
1000 BRUSSELS
BELGIUM
- -------------------------------------------------------------------------------


                                                                Exhibit 23.6



                      CONSENT OF JOHN A. GEDDES


I consent to the incorporation by reference in the Registration Statement (Form S-3) and related Prospectus of DIMON Incorporated for the registration of 5,524,104 shares of its common stock of my report dated April 10, 1997 which respect to the financial statements of Intabex Trading Ltd (not included separately therein) included in the Current Report on Form 8-K/A of DIMON Incorporated dated June 16, 1997 filed with the Securities and Exchange Commission.


                                        /s/ John A. Geddes
                                        ----------------------------
                                        John A. Geddes
                                        Chartered Accountant

Brussels, Belgium
September 8, 1997